                           REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              eLOYALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                      36-4304577
    (State or Other Jurisdiction                          (I.R.S. Employer
  of Incorporation or Organization)                    Identification Number)


                                 150 FIELD DRIVE
                                    SUITE 250
                           LAKE FOREST, ILLINOIS 60045
          (Address of Principal Executive Offices, including Zip Code)


                 eLOYALTY CORPORATION 2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 KELLY D. CONWAY
                      President and Chief Executive Officer
                              eLoyalty Corporation
                                 150 Field Drive
                                    Suite 250
                           Lake Forest, Illinois 60045
                                 (847) 582-7000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
    Title of               Amount             Proposed          Proposed            Amount of
   Each class               to be             Maximum            Maximum          Registration
 of Securities           Registered        Offering Price       Aggregate              Fee
to be Registered                              per Unit       Offering Price
 Common Stock,        2,400,000 shares      $15.07887 (1)    $36,189,288 (1)         $9,554
$0.01 par value

Preferred Stock
Purchase Rights       2,400,000 rights          (2)                (2)                 (2)


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, based upon the weighted average option price of shares subject to outstanding options and, as to shares not currently subject to outstanding options, the average of the high and low prices of the Common Stock reported in the consolidated reporting system of NASDAQ on July 19, 2000.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed (File Number 0-27975) with the Securities and Exchange Commission (the "Commission") by eLoyalty Corporation (the "Company") are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 30, 2000;

(b) (1) The Company's Current Report on Form 8-K dated April 24, 2000, as filed with the Commission on April 25, 2000, and

(2) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000, as filed with the Commission on May 15, 2000; and

(c) The description of the Common Stock, $0.01 par value, of the Company (the "Common Stock") and the description of the Preferred Stock Purchase Rights of the Company (the "Rights") associated with the Common Stock, contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 20, 2000, as amended on March 24, 2000, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, he had no reasonable cause to believe his conduct was illegal. A Delaware corporation may




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indemnify directors, officers, employees or agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director, officer, employee or agent is adjudged to be liable to the corporation in the performance of his duty. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually and reasonably incurred.

     The Company's By-laws provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law, except that no indemnification will be provided to any such person if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. The By-laws also provide that the right of directors and officers to indemnification thereunder shall include the advancement of expenses incurred in the defense of actions prior to their final disposition, subject to any DGCL requirements on the provision of repayment undertakings, and shall be a contract right, non-exclusive of any other right now possessed or hereafter acquired under any statute, provision of the Certificate of Incorporation, By-laws, agreements, vote of stockholders or disinterested directors or otherwise. The Company's amended Certificate of Incorporation confirms that the Company shall indemnify its directors and officers in accordance with and pursuant to its By-laws. The Company's By-laws permit the Company to maintain insurance on behalf of any officer or director, among others, for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify such person under the DGCL, and the Company's amended Certificate of Incorporation permits the Company to enter into one or more individual indemnification agreements providing for additional or different indemnification.

     In accordance with Section 102(b)(7) of the DGCL, the Company's amended Certificate of Incorporation provides that directors of the Company shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) certain transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons may pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged. Such policies provide coverage in certain situations where the Company cannot directly provide indemnification under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number     Description of Exhibit
------     ----------------------

 4.1       Certificate of Incorporation of the Company, as amended, filed as
           Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-94293) (the "S-1"), is incorporated herein by reference.

 4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company, included as Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 0-27975) filed with the Commission on March 24, 2000 (the "8-A Amendment"), is incorporated herein by reference.

 4.3 Rights Agreement, dated as of March 17, 2000, between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, filed as
           Exhibit 4.1 to the 8-A Amendment, is incorporated herein by reference.

 4.4 By-laws of the Company, filed as Exhibit 3.2 to the S-1, are incorporated herein by reference.

*4.5       eLoyalty Corporation 2000 Stock Incentive Plan.

*5 Opinion of Winston & Strawn as to the legality of the securities being registered.

*23.1 Consent of PricewaterhouseCoopers LLP, Chicago, Illinois, Independent Accountants.



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


*23.2      Consent of Winston & Strawn (included in its opinion filed as Exhibit
           5).

*24.1      Power of Attorney from Tench Coxe, Director

*24.2      Power of Attorney from Jay C. Hoag, Director

*24.3      Power of Attorney from John T. Kohler, Director

*24.4      Power of Attorney from Michael J. Murray, Director

*24.5      Power of Attorney from John R. Purcell, Director

*24.6      Power of Attorney from Michael R. Zucchini, Director

---------------------

*        Filed herewith.

ITEM 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 26th day of July, 2000.

                                  eLOYALTY CORPORATION

                                  By:  /s/ Kelly D. Conway
                                  ----------------------------------------------

                                  Kelly D. Conway
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 26th day of July, 2000.

Name                                Capacity

/s/ Kelly D. Conway                 Director, President and Chief Executive
--------------------------          Officer (principal executive officer)
Kelly D. Conway


/s/ Timothy J. Cunningham           Senior Vice President and Chief Financial
--------------------------          Officer (principal financial officer and
Timothy J. Cunningham               principal accounting officer)

           *                        Director
--------------------------
Tench Coxe

           *                        Director
--------------------------
Jay C. Hoag

           *                        Director
--------------------------
John T. Kohler

           *                        Director
--------------------------
Michael J. Murray

           *                        Director
--------------------------
John R. Purcell

           *                        Director
--------------------------
Michael R. Zucchini

*By: /s/ Timothy J. Cunningham
------------------------------
Timothy J. Cunningham               Attorney-in-Fact




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             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


Exhibit
Number     Description of Exhibit
------     ----------------------

 4.1 Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-94293) (the "S-1"), is incorporated herein by reference.

 4.2 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company, included as Exhibit 4.2 to Amendment No. 1 to the Company's Registration Statement on Form 8-A (File No. 0-27975) filed with the Commission on March 24, 2000 (the "8-A Amendment"), is incorporated herein by reference.

 4.3 Rights Agreement, dated as of March 17, 2000, between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent, filed as
           Exhibit 4.1 to the 8-A Amendment, is incorporated herein by reference.

 4.4 By-laws of the Company, filed as Exhibit 3.2 to the S-1, are incorporated herein by reference.

*4.5       eLoyalty Corporation 2000 Stock Incentive Plan.

*5 Opinion of Winston & Strawn as to the legality of the securities being registered.

*23.1 Consent of PricewaterhouseCoopers LLP, Chicago, Illinois, Independent Accountants.

*23.2      Consent of Winston & Strawn (included in its opinion filed as Exhibit
           5).

*24.1      Power of Attorney from Tench Coxe, Director

*24.2      Power of Attorney from Jay C. Hoag, Director

*24.3      Power of Attorney from John T. Kohler, Director

*24.4      Power of Attorney from Michael J. Murray, Director

*24.5      Power of Attorney from John R. Purcell, Director

*24.6      Power of Attorney from Michael R. Zucchini, Director

---------------------

*    Filed herewith.



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